Exhibit 10.1

The following is a form of Agreement of Sale executed by College Park Investments, LLC, an indirect subsidiary of GMH Communities Trust (the “Buyer”), and a number of entities affiliated with Capstone Properties (the “Seller”), in connection with the acquisition of 13 properties. The parties executed separate Agreements of Sale relating to each of the properties. Subsequent to the execution of these agreements, the parties executed an amendment to terminate agreements of sale relating to two of the properties in the portfolio, each located in College Station, TX. A copy of that amendment has been filed by GMH Communities Trust as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2006.  Any material differences between the following form agreement and the separate agreements of sale for each of the individual properties within the portfolio are provided on Schedule I to this form agreement.

AGREEMENT OF SALE

[Affiliate of Capstone Properties]

And

College Park Investments, LLC, Buyer

i

Affiliate	25
Agreement	1, 26
Assignment of Contracts	16
Assignment of Leases	16
Bill of Sale	16
Books and Records	2
Business Day	25
Buyer	1, 26
Buyer Title Objections	6
Buyer’s Conditions Precedent	3
Claim	25
Closing	16
Closing Documents	25
Closing Statement	17
Closings	16
Deed	16
Default Schedule	8
Deposit	2
Deposit Date	2
Due Diligence Period	4
Due Diligence Termination	5
Effective Date	1
employee benefit plan	7
Escrow Agreement	2
Existing Leases	9
Existing Litigation	8
General Assignment	16
Governmental Authority	25
Hazardous Substance	25
Improvements	1
Insurance Policies	10
Land	1
Lease	25
Lease Guaranties	9
Licenses and Permits	2
Monetary Liens	6
New Leases	25
Other Agreements	5
parties	26
Parties	26
Permitted Encumbrances	6
Person	26
Personal Property	1
Property	26
Reallocated Deposit	5
Remove of Record	6
Rent	9
Rent Rolls	9
Reports and Plans	2
Required Deletion Items	6
Seller	26
Seller Default	21
Seller Deliverables	4
Survey	5
Tenant Deposits	9
Tenants	9
Threshold Aggregate Purchase Price	5
Title Insurance Commitment	6
Title Insurance Commitments	6
Title Insurance Company	2
Title Insurance Policy	26
Title Objection Notice	6
Trade Mark	2
Trade Name	2
Warranties	1

EXHIBITS
A	DEED
B	BILL OF SALE
C	ASSIGNMENT OF CONTRACTS
C	ASSIGNMENT OF LEASES
E	REAFFIRMATION OF SELLER’S REPRESENTATIONS AND WARRANTIES
F	FIRPTA AFFIDAVIT
G	DESIGNATION AGREEMENT
H	NOTICE TO TENANTS
I	NOTICE TO CONTRACTORS

SCHEDULES

1.1.1	Description of Land
1.1.9	Trademarks
4.2	Seller Deliverables

5.1.2	Existing Litigation
5.1.10	Employees
RIDER

I	Deposit and Escrow Agreement

AGREEMENT OF SALE

This Agreement of Sale (“Agreement”) is entered into as of June 12, 2006 (“Effective Date”), by and between                     (“Seller”), and College Park Investments, LLC, a Delaware limited liability company (“Buyer”).  In consideration of the mutual agreements herein set forth, and other valuable consideration, the parties hereto, intending to be legally bound, agree as follows.

1.    PROPERTY

1.1           Property.  For the Purchase Price and subject to the terms and conditions hereof, Seller agrees to sell to Buyer, and Buyer agrees to purchase, all Seller’s right, title and interest in and to all and singular the following (hereinafter referred to as the “Property”):

1.1.1        Land.  The parcel or parcels of land described in Exhibit “A” to the form of deed that is attached hereto as Exhibit “A” (collectively, the “Land”), being all the land owned by Seller at the location identified in such Exhibit “A”], together with all buildings, improvements, structures and fixtures located thereon (collectively, “Improvements”), and together with the tenements, hereditaments, appurtenances, rights of way, strips, gores, easements, licenses, rights and privileges in any way pertaining or beneficial to the Land or the Improvements (including without limitation any rights of the Seller as a declarant), the land lying in the bed of any street, road, highway, avenue or alley, opened or unopened, adjoining the Land, subject to the Permitted Encumbrances (as hereinafter defined), and all damages, awards, claims and causes of action now or hereafter payable or assertable with respect to any of the foregoing by reason of any exercise of the power of eminent domain, any change of grade of any street, road, highway, avenue or alley, or any damage, destruction, loss or removal of any of the foregoing (the Land, Improvements and all of the other property, right, title and interest referred to in this Section being sometimes collectively referred to as the “Real Property”);

1.1.2        Personal Property.  All tangible and intangible personal property located in, or attached to, or used in connection with the Real Property, and all replacements thereof and additions thereto between the Effective Date and the Closing Date, including without limitation all computers, software, electronic and paper files and records, machinery, equipment, furniture, furnishings, appliances and signs, excluding only personal property owned by any Tenant (collectively, “Personal Property”);

1.1.3        Leases.  Seller’s interest, as landlord, owner or licensor (as applicable) in all (a) Leases, (b) Tenant Deposits and (c) Lease Guaranties;

1.1.4        Contracts.  Those certain Contracts that Buyer elects to assume pursuant to Section 4.6;

1.1.5        Warranties.  Warranties and guaranties made by or received from any person with respect to any building, building component, structure, fixture, machinery, equipment or material constituting part of the Property (collectively, “Warranties”);

1.1.6        Reports and Plans.  (a) Preliminary, final and proposed building plans and specifications (including “as-built” plans and drawings) and tenant improvement plans and specifications for the Improvements, (b) surveys, grading plans, topographical maps, architectural and structural drawings and engineering, soils, seismic, environmental, geologic and architectural reports, studies and tests relating to the Real Property and (c) lock combinations, keys, operating manuals and technical data relating to the Real Property or Personal Property ((a), (b) and (c) collectively, “Reports and Plans”);

1.1.7        Licenses and Permits.  (a) Licenses, permits, building inspection approvals, certificates of occupancy, approvals, subdivision maps and entitlements issued, approved or granted by Governmental Authorities in connection with the Property, (b) development rights, covenants, conditions and restrictions, reciprocal easement agreements and rights, area easement agreements and rights and other common or planned development agreements and rights benefiting the Property and (c) other licenses, consents and approvals relating to the Real Property or Personal Property ((a), (b) and (c) collectively, “Licenses and Permits”);

1.1.8        Trade Name.  The trade name “[Name of Property]” (“Trade Name”) and the trade mark (“Trade Mark”) identified on Schedule 1.1.8 hereto; provided, however, that Buyer’s use of the Trade Name and the Trade Mark shall be limited solely and exclusively to the Real Property, and Buyer may not use the Trade Name or the Trade Mark at any location whatsoever other than the Real Property; and

1.1.9        Books and Records.  Books and records pertaining to the Contracts, Leases, Warranties, Licenses and Permits, or the operation of the Real Property (collectively, “Books and Records”).

2.    PURCHASE PRICE

2.1           Purchase Price.  The purchase price for the Property is                   (“Purchase Price).  The parties shall allocate the Purchase Price:

Land - $

Improvements - $

Personal Property - $

2.2           Deposit.  On or before the fifth (5th) Business Day following the Effective Date (“Deposit Date”), Buyer shall deposit in escrow              (“Deposit”) with Commonwealth Land Title Insurance Company (“Title Insurance Company”), to be held in escrow and disbursed by the Title Insurance Company pursuant to the provisions of that certain Deposit and Escrow Agreement (“Escrow Agreement”) of even date herewith among the Sellers under and as defined in the Other Agreements (below defined in Section 4.3), Buyer and the Title Insurance Company, in the form attached hereto as Rider “I”.   As used herein, the term “Deposit” shall be deemed to include all interest earned on such funds held in escrow.

2.3           Balance.  Subject to the conditions of this Agreement, including the prorations and adjustments herein provided for, the balance of the Purchase Price (i.e., after application of the Deposit and any Reallocated Deposit pursuant to Section 4.3(E) hereof) shall be payable at the Closing.

2.4           Deposit Non-Refundable.  If (i) Buyer does not elect to terminate this Agreement at the end of the Due Diligence Period as below provided or (ii) Buyer provides written notice to Seller waiving its right to terminate this Agreement, then, on the first Business Day following the end of the Due Diligence Period, the Deposit shall continue to be held by the Title Insurance Company, but shall not be refundable to Buyer, except in the case of a Seller Default (below defined) hereunder or as otherwise provided for herein.

3.    CONDITIONS PRECEDENT

3.1           Conditions to Buyer’s Obligation to Purchase.  Without limitation to other conditions or agreements stated herein, the performance by Buyer of all agreements and obligations under this Agreement, including, without limitation Buyer’s obligation to complete Closing, is conditioned upon the complete satisfaction (or Buyer’s written waiver) on or prior to the Closing Date of all of the following conditions (“Buyer’s Conditions Precedent”):

3.1.1        Seller’s Representations and Warranties.  The representations and warranties of Seller herein contained shall be materially true and correct at all times.  Seller shall have delivered to Buyer such documents and other materials as Buyer reasonably may deem necessary to confirm fully the truth and accuracy of such representations and warranties.

3.1.2        Seller’s Performance.  Seller shall have performed, observed and complied with all agreements and obligations required by this Agreement to be performed, observed and complied with on its part hereunder.  Seller shall have delivered to Buyer such documents and other materials as Buyer reasonably may deem necessary to confirm fully such performance, observance and compliance.

3.2           Conditions to Seller’s Obligation to Sell.  Without limitation to other conditions or agreements stated herein, the performance by Seller of all agreements and obligations under this Agreement, including, without limitation Seller’s obligation to complete Closing, is conditioned upon the complete satisfaction (or Seller’s written waiver) on or prior to the Closing Date of all of the following conditions (“Seller’s Conditions Precedent”):

3.2.1        Buyer’s Representations and Warranties.  The representations and warranties of Buyer herein contained shall be materially true and correct at all times.  Buyer shall have delivered to Seller such documents and other materials as Seller reasonably may deem necessary to confirm fully the truth and accuracy of such representations and warranties.

3.2.2        Buyer’s Performance.  Buyer shall have performed, observed and complied with all agreements and obligations required by this Agreement to be performed, observed and complied with on its part hereunder.  Buyer shall have delivered to Seller such documents and other materials as Seller reasonably may deem necessary to confirm fully such performance, observance and compliance.

4.    DUE DILIGENCE

4.1           Buyer’s Investigation.  (A)  Buyer, from time to time prior to Closing and at Buyer’s sole cost and expense, shall have the right to inspect and investigate each and every aspect of the Property, audit and copy the Books and Records, perform surveys, dig test holes, make engineering studies, environmental studies and perform whatever other tests and evaluations of the Property as Buyer may elect, all either independently or through agents, representatives or contractors of Buyer’s choosing.  Such investigation by Buyer may include, without limitation: (i)  matters relating to governmental and other legal requirements with respect to the Property, including without limitation taxes, assessments, zoning, use permit requirements and building codes; (ii)  compliance with zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property; (iii)  the physical condition of the Property, including, without limitation, the interior, the exterior, the square footage of the Improvements and of each tenant space therein, the structure, the roof, the paving, the utilities, and all other physical and functional aspects of the Property; and (iv) all matters relating to the income and operating or capital expenses of the Property and all related financial matters.  Seller shall reasonably cooperate with Buyer’s due diligence of the Property, and shall provide Buyer with all documents, files and data reasonably requested by Buyer relating to the Property.

(B)           In connection with any entry by Buyer or any of its agents, employees or contractors onto the Property, Buyer shall give Seller reasonable advance notice of such entry and shall conduct such entry and any inspections during normal business hours.  Notwithstanding anything contained in this Section 4.1 to the contrary, Buyer acknowledges and agrees that its entry and inspection rights are subject to the privacy rights of all Tenants, and that any such inspection or entry shall be performed so as to reasonably minimize interference with Tenants.  Buyer shall maintain, or shall cause its contractors to maintain, public liability and property damage insurance insuring Buyer against any liability arising out of any entry or inspections of the Property pursuant to the provisions hereof.  Such insurance shall be in the minimum amount of $1,000,000 combined single limit for injury to or death of one or more persons in an occurrence.  Buyer shall indemnify and hold Seller harmless from and against any Claims and reasonable attorneys’ fees incurred by Seller arising out of or relating to any entry on the Real Property by Buyer or any of its agents, employees or contractors in the course of performing any inspections, testings or inquiries.

4.2           Seller Deliverables.  On or before the fifth (5th) Business Day following the Effective Date, Seller shall deliver to Buyer, all documents, records and other information listed in Schedule 4.2 as well as the Default Schedule called for by Section 5.1.4 hereof (collectively, “Seller Deliverables”).

4.3           Termination.  (A) Subject to the next sentence, at any time prior to the expiration of the later of: (a) the forty-fifth (45) day following the Effective Date, (b) the fifth (5th) Business Day following Buyer’s receipt of all Seller Deliverables, the Title Commitment (as hereinafter defined) and the Survey (as hereinafter defined), or (c) the last Business Day on which Buyer may terminate this Agreement under Section 4.5(D) because Seller has opted not to Remove of Record the Buyer Title Objections (such period, the “Due Diligence Period”), Buyer may, in its sole and absolute discretion, and for any or no reason whatsoever, terminate this Agreement by written notice to Seller.  Any termination of this Agreement by Buyer pursuant to this Section 4.3(A) is herein referred to as a “Due Diligence Termination”.

(B)           Contemporaneously herewith, Buyer and certain Affiliates of Seller have entered into twelve (12) other Agreements of Sale, as identified in Schedule 4.3(B) hereto (“Other Agreements”).  Notwithstanding the foregoing provisions of Section 4.3(A), Buyer shall not have the right to effectuate a Due Diligence Termination of this Agreement unless (i) Buyer effectuates Due Diligence Termination of all Other Agreements or (ii) Buyer effectuates Due Diligence Terminations of one or more Other Agreements under Section 4.3(A) thereof, and the aggregate of the Purchase Prices under and as defined in the Other Agreements that have not been so terminated equals or exceeds the Threshold Aggregate Purchase Price.  “Threshold Aggregate Purchase Price” means Two Hundred Twenty Two Million Three Hundred Thousand Dollars ($222,300,000), minus the Purchase Price under and as defined in each Other Agreement that has been terminated because of a Seller Default thereunder or pursuant to Section 10.1 thereof.

(C)           If, during the Due Diligence Period, Buyer terminates this Agreement and all Other Agreements in each instance as a Due Diligence Termination, then Seller’s Portion of the Deposit (identified in the Escrow Agreement) and all interest earned thereon shall be paid to Seller, and Buyer’s Portion of the Deposit (identified in the Escrow Agreement) and all interest earned thereon shall be paid to Buyer, within two (2) Business Days after the Title Insurance Company receives written notice of such termination from either party.

(D)          If Buyer terminates this Agreement because of a Seller Default hereunder or pursuant to Section 10.1 hereof, then the entire Deposit shall be paid to Buyer within two (2) Business Days after the Title Insurance Company receives notice of such termination from either party.

(E)           If, during the Due Diligence Period, Buyer effectuates a Due Diligence Termination of this Agreement, but does not effectuate Due Diligence Terminations of all the Other Agreements, then the Deposit hereunder shall be reallocated (“Reallocated Deposit”) to the Deposits under all Other Agreements remaining in effect, in the same proportion as the Deposit under each remaining Other Agreement bears to the aggregate amounts of all Deposits under all remaining Other Agreements.

(F)           Notwithstanding any contrary provision of this Agreement or the Escrow Agreement, in the event of a dispute between the parties as to whether Seller’s Portion of the Deposit is payable to Seller hereunder, the Title Company shall pay to Buyer Buyer’s Portion of the Deposit pursuant to the foregoing.

4.4           Survey.  Buyer shall provide Seller with a copy of any survey of the Real Property (“Survey”) obtained by Buyer in order for Seller to review any Buyer Title Objections (as hereinafter defined).

4.5           Clearing Title Objections.  (A)  Buyer shall, within twenty (20) Business Days following the Effective Date, cause the Title Insurance Company to issue and shall deliver to Seller a commitment to issue a Title Insurance Policy covering the Property (“Title Insurance Commitment”) in order for Seller to review any Buyer Title Objections.

(B)           Buyer shall notify Seller (“Title Objection Notice”) what, if any, matters disclosed by the Title Insurance Commitment or Survey are objectionable to Buyer (collectively, “Buyer Title Objections”) within five (5) Business Days following Buyer’s provision of the Title Insurance Commitment and Survey to Seller.  If Buyer shall fail to give Seller a Title Objection

Notice within such period, then Buyer shall be deemed to have approved all such matters, and, at Closing, shall take title to the Property subject to all encumbrances, exceptions and other matters disclosed by the Title Insurance Commitment and Survey, other than mortgages, deeds of trust, judgments, security interests, mechanics’ liens and other monetary liens (collectively, “Monetary Liens”) which Seller shall be obligated to Remove of Record at or prior to the Closing (“Remove of Record” means causing the Title Insurance Company to remove a matter disclosed by the Title Insurance Commitment as an exception from coverage under the Title Insurance Policy or, as applicable, causing the surveyor to remove a matter from the Survey).

(C)           Within five (5) Business Days after Seller’s receipt of the Title Objection Notice, Seller shall notify Buyer of those Buyer Title Objections (other than Monetary Liens) that Seller shall not be obligated to Remove of Record at or prior to Closing (the Buyer Title Objections that are duly identified in Seller’s responsive notice as matters that Seller will not be obligated to Remove of Record, together with title encumbrances that Buyer does not identify as Buyer Title Objections, are herein collectively referred to as “Permitted Encumbrances”; “Required Deletion Items” means all Monetary Liens and all Buyer Title Objections that do not become Permitted Encumbrances).  Seller shall not be obligated to Remove of Record any Permitted Encumbrances.  Seller shall Remove of Record, at or prior to Closing, all Required Deletion Items, and, prior to Closing, Exhibit “B” to the form of Deed attached hereto as Exhibit “A” shall be modified by the parties to reflect the Permitted Encumbrances.

(D)          If Seller does not give such a responsive notice within such five (5) Business Day period, then (i) Seller shall be obligated to Remove of Record all Buyer Title Objections and (ii) Buyer shall cause the Title Insurance Company, within five (5) Business Days thereafter, to revise and reissue the Title Insurance Commitment, calling for the removal of all Required Deletion Items and obligating the Title Insurance Company to issue the Title Insurance Policy under and subject only to the Permitted Encumbrances listed in the Title Insurance Commitment.  If Seller timely gives such a responsive notice to the effect that Seller will not Remove of Record certain Buyer Title Objections then, within the five (5) Business Day period following Buyer’s receipt of such notice from Seller, Buyer shall have the right to terminate this Agreement by notifying Seller, whereupon the Deposit shall be refunded to Buyer promptly, and neither party shall have any further rights, duties, liabilities, or obligations under this Agreement, except as otherwise expressly set forth herein.  If Buyer fails to so terminate this Agreement, then Buyer shall take title to the Property at Closing subject to the Buyer Title Objections identified in Seller’s responsive notice.

(E)           If at Closing there are any Required Deletion Items that have not been Removed of Record, then, without limitation to any other right or remedy of Buyer, Buyer may: (a) use any portion of the Purchase Price otherwise payable to Seller to Remove of Record such Required Deletion Items or (b) by notice to Seller, adjourn the Closing one or more times for an aggregate period not to exceed thirty (30) days in order to give Seller more time to Remove of Record such Required Deletion Items.

4.6           Termination of Contracts.  Buyer shall review the Contracts during the Due Diligence Period and notify Seller in writing no later than ten (10) Business Days following Buyer’s receipt of true, correct and complete copies of the Contracts which Contracts Buyer wishes to assume and which Contracts Buyer wishes for Seller to terminate.  Within five (5)

Business Days following receipt of Buyer’s notice as aforesaid, Seller shall notify Buyer in writing which, if any, Contracts designated by Buyer for termination Seller refuses or is unable to terminate, whereupon Buyer shall have the option to proceed to Closing and accept an assignment of such Contracts or terminate this Agreement and receive a refund of the Deposit.  Seller, at its expense, shall terminate, with respect to the Property, effective on the Closing Date, all Contracts which Seller has agreed to terminate as aforesaid.  All Contracts not agreed to be terminated by Seller as aforesaid shall be assigned to Buyer at the Closing, if Buyer has not terminated this Agreement as aforesaid, pursuant to the Assignments of Contracts, and Seller shall obtain any and all consents necessary to effectuate such assignment.

5.    REPRESENTATIONS AND WARRANTIES OF SELLER

5.1           Representations and Warranties of Seller.  In order to induce Buyer to enter into this Agreement and to complete Closing, Seller represents, warrants and agrees with Buyer as follows:

5.1.1        Seller Subsistence; Power; Authority.  (a)  Seller is the entity identified in the first paragraph of this Agreement, and is duly organized, validly subsisting and in good standing under the laws of the State of Alabama, and duly qualified and with full power and authority generally to do business in the state where the Property is located, with all legal power and authority to undertake, observe and perform all of Seller’s agreements and obligations hereunder and under the Closing Documents.

(b)           Seller’s entry into this Agreement, and the observance and performance of Seller’s agreements and obligations hereunder, have been duly approved by all necessary action of the directors, shareholders, members and/or partners (as applicable) in Seller. This Agreement constitutes and the Closing Documents will, when executed and delivered, constitute the valid and binding obligations of Seller, enforceable in accordance with their terms.

(c)           None of the Property is an asset, and none of the funds used by Seller to acquire the Property were assets, of any “employee benefit plan” within the meaning of the Employee Retirement Income Security Act of 1974, as amended, or of any entity the underlying assets of which constitute “plan assets” of one or more of such plans under applicable U.S. Department of Labor regulations.

(d)           Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

(e)           All the persons who have any legal or equitable interest in the Property, or whose joinder in any Closing Document would be necessary to convey to Buyer title to all the Property, as required by this Agreement, are named above as “Seller”.

(f)            Seller’s execution and delivery of this Agreement and the Closing Documents and Seller’s compliance with the provisions thereof will not conflict with or constitute a breach of, or a default under, any of the provisions of any applicable law, rule, regulation or order of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity.

(g)           Seller is not a party to or bound by any agreement or obligation or subject to any restriction or to any applicable law, rule, regulation or order of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity, which might result in a material impairment of the rights or abilities of Seller to perform its obligations hereunder or under the Closing Documents.

5.1.2        Litigation.  There are no judgments, orders, suits, actions, garnishments, attachments or proceedings of any nature by or before any court, commission, board or other governmental body pending, or to the knowledge of Seller threatened, which involve or affect, or could involve or affect: (a) the Property, or any part thereof, except for that certain ongoing litigation described in Schedule 5.1.2 (“Existing Litigation”), (b) the validity or enforceability of this Agreement or the Closing Documents, (c) any risk of any judgment or liability being imposed upon Seller which could materially adversely affect the financial condition of Seller or Seller’s ability to observe or perform fully its agreements and obligations hereunder or under the Closing Documents.

5.1.3        Bankruptcy Matters.  The consummation of the transactions contemplated hereby will not render Seller insolvent or constitute a fraudulent conveyance or fraudulent transfer under any applicable law.  Seller has not made any general assignment for the benefit of  Seller’s creditors.  No proceeding seeking (a) relief for Seller under any bankruptcy or insolvency law, (b) the rearrangement or readjustment of Seller’s debt, (c) the appointment of a receiver, custodian, liquidator or trustee to take possession of substantially all of the assets of Seller, or (d) the liquidation of Seller, has been commenced or is planned by Seller or has been threatened by any other Person.

5.1.4        No Default.  (A)  Except as will be disclosed in a schedule which Seller shall deliver to Buyer as part of the Seller Deliverables (“Default Schedule”), Seller has not received written notice, nor is Seller (to its knowledge) aware, of any default under any License or Permit, Lease, Lease Guaranty or Contract, or any other agreement or instrument relating to the Property to which Seller is a party or by which Seller or Property is bound.  Except as will be disclosed in the Default Schedule, to Seller’s knowledge, there exists no condition or state of facts which, but for the giving of notice or the expiration of time (or both), would constitute such a default.  The observance and performance of Seller’s obligations hereunder and under the Closing Documents will not conflict with or result in the breach of any License or Permit, Lease, Lease Guaranty, Contract or other such agreement or other instrument.

5.1.5        Environmental.  (A) In accordance with Section 4.2 hereof, Seller will provide Buyer with true, complete and correct copies of all environmental assessments, reports, permits and other written material relating to the environmental condition of the Property and the presence of Hazardous Substances, if any, to the extent in Seller’s possession or control.

(B)           In accordance with Section 4.2 hereof, Seller will provide Buyer with true, complete and correct copies of all notices and information received by Seller from any Person, if any, relating to the presence of Hazardous Substances on the Property or in the vicinity of the Property.

(C)           To Seller’s knowledge, Seller has not received any complaint, order,

summons, citation, notice of violation, directive letter or other communication from any Governmental Authority with regard to air emissions, water discharges, noise emissions or Hazardous Substances, or any other environmental, health or safety matters affecting the Real Property, or any portion thereof.  Seller has complied with all federal, state or local environmental laws affecting the Real Property, including notification requirements relating to the release of Hazardous Substances.

(D)          Seller has not knowingly undertaken, permitted, authorized or suffered the presence, or suspected presence, use, manufacture, handling, generation, storage, treatment, discharge, release, burial or disposal on, under or about the Real Property of any Hazardous Substances, except in compliance with all federal, state or local environmental laws, or the transportation to or from the Real Property, of any Hazardous Substances in violation of any federal, state or local environmental laws.

(E)           Seller has not removed, or caused to be removed, any underground storage tanks from the Real Property and, to the best of Seller’s knowledge, there are no underground storage tanks located on the Real Property.

5.1.6        Leases.  (a)            The rent rolls (“Rent Rolls”) with respect to the Property that Seller delivers to Buyer as part of the Seller Deliverables shall accurately state, with respect to each existing written or oral lease, license, concession or other agreement (collectively, “Existing Leases”) that permits any person (collectively, “Tenants”) to use or occupy all or any part of the Property, among other things, the name of the Tenant, the lease term (including all renewal options), the leased premises (including all expansion or surrender options), all rent, additional rent, fees and other sums payable by the Tenant (collectively, “Rent”), any security deposit, tax or operating expense escrow, and other accounts in which the Tenant has an interest, including all accrued interest payable to the Tenant (collectively, “Tenant Deposits”).  Any and all Rent prepaid by Tenants in advance of the current month for which they are due shall be specified in the Rent Roll.  Seller represents and warrants to Buyer that there are no tenant improvement allowances, or any commission payable (including commissions payable upon renewals) in connection with the Existing Leases.

(b)           Buyer will have access, at the Property, to true, complete and correct copies of all Leases and all guaranties and sureties with respect to such Existing Leases (“Lease Guaranties”), including all amendments and modifications thereto.

(c)           Except as specified in the Rent Roll or on Schedule 5.1.4 attached hereto and made a part hereof, (i) to Seller’s knowledge, each Lease and Lease Guaranty is in full force and effect and is binding and enforceable against each of the parties thereto, (ii) to Seller’s knowledge, no party is in default of any of its agreements or obligations under, and has not made any claim against another party, under a Lease or Lease Guaranty, (iii) Seller has not given or received any written notice of default or claim under any Lease or Guaranty, (iv) to Seller’s knowledge, each Tenant is in actual possession of its demised premises in the normal course under its Lease, (v) all tenant improvements, capital improvements, repairs, remodeling, furnishing and other work required by each Lease has been fully completed and accepted by the relevant Tenant, and (vi) there is no litigation, arbitration or similar proceeding pending or, to Seller’s knowledge, threatened with respect to any Lease or Lease Guaranty.

(d)           Except as set forth on the Rent Roll, no Tenant is entitled to any concession, allowance, rebate or refund with respect to any rent payable or paid under any Lease.  Except as set forth on Schedule 5.1.6 hereto, no Tenant has prepaid, and if a Tenant hereafter tenders prepayment, Seller shall accept, any Rent payable under its Lease for more than the month in advance.

(e)           None of the Leases or Lease Guaranties and none of the Rents payable under the Leases is subject to any assignment, pledge or other encumbrance, except with respect to the existing financing of Seller, which Seller shall cause to be released at the Closing.

(f)            No brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of any of the Leases or any extensions or renewals thereof, except as specified in the Rent Roll.

5.1.7        Mechanics’ Liens.  No work has been or will be performed at, and no materials have been or will be furnished to, the Property, or any part thereof, which might give rise to any mechanics’, materialmen’s or other lien against the Property, or any part thereof, except for certain repairs of sheetrock and the installation of attic access panels, which work shall be completed and paid for by Seller prior to Closing.  If any lien for such work is filed, Seller shall discharge the same promptly and in any event prior to Closing.

5.1.8        Insurance.  As part of the Seller Deliverables, Seller shall provide Buyer with a true, complete and correct copy of Seller’s certificate of insurance demonstrating all coverages applicable to the Property (“Insurance Policies”).  All premiums due under the Insurance Policies have been paid, and the Insurance Policies are valid and enforceable.  No insurer of any Property has imposed any requirement with respect to any Property which is unfulfilled, or has called attention to the need for any work, repair or installation in connection with such Property, or, to Seller’s knowledge, has threatened to withdraw, cancel, reduce or adversely affect the insurance protection with respect to such Property, or to increase materially the premiums thereof.  Seller has not assigned, mortgaged or pledged the Insurance Policies or the proceeds thereof, except with respect to the existing financing of Seller, which Seller shall cause to be released at the Closing.

5.1.9        Contracts.  Except for the Contracts, there is no management, service, equipment, supply, maintenance or other agreement of any kind or nature with respect to or affecting any Property.  As part of the Seller Deliverables, Seller shall deliver to Buyer true, correct and complete copies of all the Contracts, including all supplements, amendments and modifications thereto.  Seller has full authority, right and title to assign the Contracts to Buyer. Seller has not previously sold, assigned, transferred, mortgaged or pledged the Contracts, except with respect to the existing financing of Seller, which Seller shall cause to be released at the Closing.  Each of the Contracts is fully enforceable in accordance with its terms, is in full force and effect, and has not been amended, modified or supplemented. Seller has not received written notice, nor is Seller (to its knowledge) aware, of any default of any of its obligations under any of the Contracts. Seller has not given any other party to a Contract a notice of default which remains uncured, and no default has occurred under any Contract, and, to Seller’s knowledge, no event has occurred or condition exists which, with the passage of time or the giving of notice, or both, would constitute such a default.  The Assignment of Contracts shall assign to Buyer at Closing all Seller’s right, title and interest in and to the Contracts.

5.1.10      Employees.  Seller does not employ any persons at the Property other than the persons listed on Schedule 5.1.10.  Buyer shall have no obligation to hire any of the present employees of Seller engaged in connection with the Property, but Buyer shall be free to do so if Buyer so elects.

5.1.11      Personal Property.  Except for the Personal Property that will be transferred to Buyer pursuant to the Bill of Sale, there is no personal property of any nature or description on or in the Property other than personal property owned by Tenants.

5.1.12      Compliance with Laws.  No notice or communication of any kind has been issued by any public authority relating to the Property, or any business or activity conducted thereon, including, but not limited to, notice of violation under zoning, building, health, or fire codes.  Seller shall be responsible for all such notices and communications, and for the cost of all work, repairs, construction and installations which may be required or called attention to by any such notice or communication issued to Seller prior to Closing.  If any such notice or communication is received by Seller after the date of this Agreement, Seller shall promptly notify Buyer in writing, and Seller, if Buyer so requests, shall give Buyer full opportunity, with the cooperation of Seller, to contest such governmental action and to initiate or participate in such proceedings as Buyer may deem necessary or desirable to protect Buyer’s interests.  In the event Buyer takes any such actions, such actions taken by Buyer shall be at Buyer’s sole cost and expense.

5.1.13      Financial Information.  All the operating statements and other financial data which shall have been delivered by Seller to Buyer with respect to the Property, are true and current and accurately reflect the revenue, expenses and operations of the Property in all material respects.

5.1.14      Condemnation.  As of the Effective Date, Seller has not received any written notice of any pending or threatened condemnation of all or any portion of the Property.

5.1.15      Quality of Title.  (a)    Seller now has, and at Closing will have, full legal and equitable fee simple absolute title to the Property, subject to the Permitted Encumbrances, of the quality and insurability called for by this Agreement.

(b)           There is no existing agreement, commitment, right of first refusal, right of first offer, option or right with, in or to any person to acquire the Property or any interest therein.

(c)           Seller has not received written notice, nor is Seller (to its knowledge) aware, of any default or breach under any recorded easement, covenant, agreement or restriction affecting the Property.

5.1.16      Accuracy of Information.  All Seller Deliverables prepared by Seller or its employees including, without limitation, the Rent Roll and, to Seller’s knowledge, all other information, materials, copies of documents and other materials (including, without limitation, financial data, copies of Leases, Contracts, Books and Records, Licenses and Permits, Insurance

Policies, Warranties, municipal approvals, architect’s certificates, plans, surveys, estoppel certificates and subordination agreements) prepared by third parties heretofore or hereafter submitted by Seller, or anyone on Seller’s behalf, to Buyer with respect to the Property or this Agreement shall be accurate, complete, true and correct, and no fact or circumstance has occurred or exists since the time of such submissions which in any way materially affects same.  Such submissions are not misleading and do not omit facts or circumstances having a material bearing on Seller’s ability to observe or perform its agreements or obligations hereunder or under the Closing Documents.  No representation, statement or warranty by Seller contained in this Agreement or in any schedule or exhibit attached hereto or in any Seller Deliverables or any Closing Document or other document to be executed in connection herewith contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statement of fact therein recited not misleading.

5.2           Effective Date.  Each of the representations and warranties of Seller contained in this Agreement:  (a) is made as of the Effective Date, and (b) shall be deemed remade by Seller, and shall be true and correct in all respects, as of the Closing Date.  If, after the execution of this Agreement, any event occurs or condition exists which renders any of Seller’s representations or warranties untrue or misleading, then Seller shall promptly notify Buyer.

6.    REPRESENTATIONS AND WARRANTIES OF BUYER

6.1           Representations and Warranties of Buyer.  Buyer hereby makes the following representations and warranties:

(a)           Buyer is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.  This Agreement and all documents executed by Buyer that are to be delivered to Seller at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, (ii) do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Buyer is a party and (iii) constitute (or in the case of Closing Documents will constitute) a valid and legally binding obligations of Buyer, enforceable in accordance with their terms.

(b)           Buyer has full and complete power and authority to enter into this Agreement and to perform its obligations hereunder.

(c)           Buyer’s execution and delivery of this Agreement and the Closing Documents and Buyer’s compliance with the provisions thereof will not conflict with or constitute a breach of, or a default under, any of the provisions of any applicable law, rule, regulation or order of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity.

(d)           Buyer is not a party to or bound by any agreement or obligation or subject to any restriction or to any applicable law, rule, regulation or order of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity, which might result in a material impairment of the rights or abilities of Buyer to perform its obligations hereunder or under the Closing Documents.

(e)           To the best of Buyer’s knowledge, there are no judgments, orders, suits, actions, garnishments, attachments or proceedings of any nature by or before any court, commission, board or other governmental body pending, or to the knowledge of Buyer threatened, which involve or affect, or could involve or affect: (i) the validity or enforceability of this Agreement or the Closing Documents, (ii) any risk of any judgment or liability being imposed upon Buyer which could materially adversely affect the financial condition of Buyer or Buyer’s ability to observe or perform fully its agreements and obligations hereunder or under the Closing Documents.

(f)            The consummation of the transactions contemplated hereby will not render Buyer insolvent.  No proceeding seeking (i) relief for Buyer under any bankruptcy or insolvency law, (ii) the rearrangement or readjustment of Buyer’s debt, (iii) the appointment of a receiver, custodian, liquidator or trustee to take possession of substantially all of the assets of Buyer, or (iv) the liquidation of Buyer, has been commenced or is planned by Buyer or has been threatened by any other Person.

(g)           To Buyer’s knowledge, no representation, statement or warranty by Buyer contained in this Agreement or in any schedule or exhibit attached hereto or in any Closing Document or other document to be executed in connection herewith contains or will contain any untrue statement or omits or will omit a material fact necessary to make the statement of fact therein recited not misleading.

6.2           Effective Date.  Each of the representations and warranties of Buyer contained in this Agreement (a) is made on the Effective Date and (b) shall be deemed remade by Buyer and shall be true in all material respects as of the Closing Date.  If, after the execution of this Agreement, any event occurs or condition exists which renders any of Buyer’s representations or warranties untrue or misleading, then Buyer shall promptly notify Seller.

7.    INDEMNITIES

7.1           Seller’s Indemnities.  Provided Closing takes place, Seller shall indemnify, protect and hold harmless Buyer against all Claims arising in connection with any (a) breach or inaccuracy of any representation or warranty of Seller contained herein, provided that with respect to a breach or inaccuracy of any representation or warranty, Buyer shall have given Seller notice of such breach or inaccuracy within one (1) year following the Closing Date, except that Seller’s Representations and Warranties under Sections 5.1.1, 5.1.2 and 5.1.3 shall not be limited by such notice or one-year period, (b) failure by Seller to observe or perform when due any agreement or obligation contained herein or in any Closing Document, and (c) Existing Litigation.

7.2           Buyer’s Indemnities.  Provided Closing takes place, Buyer shall indemnify, protect and hold harmless Seller against all Claims suffered or incurred by Seller, in connection with any (a) breach or inaccuracy of any representation or warranty of Buyer contained herein, and (b) failure by Buyer to observe or perform when due any agreement or obligation contained herein.

8.    EXCLUDED LIABILITIES

8.1           Excluded Liabilities.  Buyer shall neither assume nor pay for nor be liable for any of Seller’s agreements, liabilities, debts, responsibilities or obligations with respect to the Property or otherwise, whether direct, fixed or contingent, and whether existing or arising at any time prior or subsequent to the Closing Date, except and only to the extent otherwise provided herein with respect to Leases and Contracts expressly assumed by Buyer at Closing.

9.    INTERIM OPERATION OF THE PROPERTY

9.1           Operations.  Except as otherwise approved by Buyer in writing, from the Effective Date until the Closing Date, Seller shall (a) operate, maintain, repair and lease the Property in the ordinary course and consistent with sound business practices and (b) not sell, dispose of or encumber the Property, or enter into an agreement to so do, except replacements of Personal Property in the ordinary course of business.  Without limiting the foregoing, Seller shall, in the ordinary course: (i) enforce the Leases in all material respects, (ii) perform in all material respects all of landlord’s obligations under the Leases (other than Leases that have been or are in the process of being terminated due to the Tenant’s default thereunder), and (iii) pay all costs and expenses of the Property, including, without limitation, debt service and Real Estate Taxes.

9.2           Lease Enforcement.  Without limitation to the provisions of Section 9.1, prior to Closing, Seller shall enforce the rights and remedies of the landlord under each existing Lease and New Lease following a default by the Tenant thereunder by legal proceedings or otherwise, provided Seller shall not apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any default by any Tenant, unless (i) written notice of such default and of the application of such security deposit shall have been provided to the relevant Tenant, and such notice shall comply with the applicable terms of such Tenant’s Lease and with all applicable laws, and (ii) the applicable Tenant is more than sixty (60) days in default under its Lease.

9.3           Modifications; Agreements.  Seller shall not terminate, or modify or amend any material term of, any Lease, Lease Guaranty, Contract, License or Permit or Warranty without, in each instance, Buyer’s prior written consent, which consent (i) shall not unreasonably be withheld if such consent is requested prior to the expiration of the Due Diligence Period or (ii) may be withheld in Buyer’s sole discretion if such consent is requested following the expiration of the Due Diligence Period.

9.4           New Contracts.  Seller shall not enter into any new lease (other than residential leases on market terms), contract, agreement or understanding with respect to the Property unless: (a) by its express terms, it is terminable by Seller by no more than thirty (30) days notice, without premium or penalty, and (b) a copy is provided to Buyer prior to its effectiveness.

9.5           No Solicitation.  Seller shall not solicit offers for the Property, or submit or accept or discuss proposals or solicitations for the sale or other disposition of, or investment in, the Property.

9.6           Leasing Status Reports.  Upon request by Buyer, Seller shall promptly deliver to Buyer, with respect to the Property, updated certified rent rolls (including rent concession information) and pre-leasing reports and such other information as may reasonably be requested by Buyer.

10.    RISK OF LOSS

10.1         Risk of Loss and Insurance Proceeds.  (A) Seller shall bear the risk of loss with respect to the Property in the manner provided herein.  If, on or after the Effective date, (a) the Property is contaminated or damaged or destroyed by fire or other casualty, and Buyer’s estimated cost of repair exceeds one percent (1%) of the Purchase Price, or (b) the Property is condemned, then Buyer shall have the right to terminate this Agreement upon notice to Seller.  If Buyer elects to terminate this Agreement, the Deposit shall be refunded to Buyer promptly.  If Buyer does not elect to terminate this Agreement, at the Closing, there shall be credited against the Purchase Price an amount equal to the gross amount of any insurance proceeds collected by Seller as a result of such damage or destruction, plus the gross amount of any insurance policy deductible, or as applicable, the gross amount of the condemnation award collected by Seller.  To the extent any such proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be unconditionally and absolutely assigned to Buyer at Closing, in form reasonably satisfactory to Buyer.  Notwithstanding anything herein to the contrary, no proceeds from a casualty or condemnation shall be payable to Buyer hereunder unless the Deposit has become non-refundable in accordance with the provisions of Section 2.4 hereof and Buyer has agreed to proceed to Closing.

(B)           Seller shall not settle, compromise or otherwise stipulate any award or recovery in connection with any such damage, destruction or condemnation without the prior written approval of Buyer, which approval shall not be unreasonably withheld if Buyer has the right to terminate this Agreement in accordance with Section 10.1 (A) above, and Buyer shall have the right to participate in any such settlement and other proceedings.

10.2         Notifications.  Between the Effective Date and the Closing, Seller shall promptly notify Buyer of any Material Damage (as hereinafter defined) to the Property, any condemnation, environmental, zoning or other land-use regulation proceedings relating to the Property of which Seller becomes aware, any notices of violations of any legal requirements relating to the Property received by Seller, and any litigation of which Seller receives written notice that relates to the Property or Seller’s ability to perform its agreements and obligations hereunder.  As used herein, “Material Damage” shall mean damage which, in Seller’s commercially reasonable judgment, will cost in excess of Five Thousand Dollars ($5,000) to repair or replace.

11.    CLOSING

11.1         Escrow Instructions.  Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Insurance Company, and this Agreement, as well as the Deposit Escrow Agreement, shall serve as the instructions to the Title Insurance Company as escrow holder for consummation of the purchase and sale contemplated hereby (the “Closing”).  Seller and Buyer agree to execute such reasonable additional escrow instructions as may be appropriate to enable the Title Insurance Company to comply with the terms of this Agreement, provided, however, that in the event of any conflict between or among the provisions of this Agreement, the Deposit Escrow Agreement and/or any supplementary escrow instructions, the terms of this Agreement shall control.

11.2         Closing Date.  Closing shall be held at 10:00 A.M. prevailing local time on the date (the “Closing Date”) which shall be no more than thirty (30) days following the expiration of the Due Diligence Period (as extended, if applicable) on such date as is mutually agreed upon by the parties.

11.3         Location.  The parties shall use their best efforts to conduct the Closing through the Title Insurance Company pursuant to the escrow instructions provided herein.  If a Closing shall require in-person attendance by the parties, then such in-person Closing shall be held commencing at 10:00 a.m. prevailing local time on the Closing Date at a location mutually acceptable to the parties,

11.4         Closing Documents.  At least one (1) Business Day prior to the Closing Date, Seller shall execute and deposit into escrow with the Title Insurance Company the following:

(a)           a special warranty deed (“Deed”) substantially in the form attached hereto as Exhibit “A”, sufficient to vest in Buyer title to the Real Property in accordance with this Agreement.  The Deed shall describe the Land in accordance with the Survey and, if necessary, the legal description of the Land that appears in Exhibit “A” to the form of Deed attached hereto as “Exhibit “A” shall be revised by the parties prior to Closing to reflect the legal description in the Survey;

(b)           a Bill of Sale (“Bill of Sale”), substantially in the form attached hereto as Exhibit “B”;

(c)           an Assignment and Assumption of Contracts (“Assignment of Contracts”), substantially in the form attached hereto as Exhibit “C”;

(d)           an Assignment and Assumption of Leases (“Assignment of Leases”),  substantially in the form attached hereto as Exhibit “D”;

(e)           a General Assignment (“General Assignment”), substantially in the form attached hereto as Exhibit “E”;

(f)            a FIRPTA Affidavit, substantially in the form attached hereto as Exhibit “F”;

(g)           a duly executed counterpart of an agreement designating the Title Insurance Company as the “Reporting Person” for the transaction contemplated hereby pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, substantially in the form attached hereto as Exhibit “G”;

(h)           all documents required by the Title Insurance Company which are reasonably necessary in order for the Title Insurance Company to issue the Title Insurance Policy to Buyer in accordance with this Agreement, including without limitation the seller’s affidavit prepared by the Title Insurance Company;

(i)            a termination of management agreement between Seller and the manager or managers of the Property in form reasonably satisfactory to Buyer; and

(j)            (j)            a duly executed counterpart of such certificates, disclosures and reports as are required by applicable state and local law in connection with the conveyance of the Property.

11.5         Additional Seller Deliverables.  (A) At Closing, Seller shall deliver to Buyer the complete, original counterparts, to the extent originals of such documents are in the possession or available to Seller, of the Leases, Lease Guaranties, Contracts, Licenses and Permits, Books and Records and Warranties, all certified as true and correct by Seller.

(B)           At Closing Seller shall deliver to Buyer originals of all tenant correspondence files for the Property, and originals of all other files and items in Seller’s possession relating to the use, ownership, operation, maintenance, leasing, repair, alteration, management or development of the Property.

11.6         Buyer Closing Deliveries.  At least one (1) Business Day prior to the Closing Date, Buyer shall execute and deposit into escrow with the Title Insurance Company the following:

(i)            a duly executed counterpart of the Assignment of Leases;

(ii)           a duly executed counterpart of the Assignment of Contracts; and

(iii)          a duly executed counterpart of the Designation Agreement.

11.7         Closing by Title Insurance Company.  At least one (1) Business Day prior to the Closing Date, Seller and Buyer shall approve a closing statement in the Title Insurance Company’s customary form (the “Closing Statement”) and shall detail: (i) the disposition of the Deposit and the Purchase Price, (ii) the proration amounts allocable to each of the parties pursuant to Article 12, (iii) the closing costs allocable to each of the parties pursuant to Article 12, (iv) all fees, costs and expenses payable to any third party, including the Title Insurance Company, and (vi) all necessary wiring instructions.  On the Closing Date, Buyer shall effect a wire transfer of immediately available federal funds to the Title Insurance Company’s escrow account in the amount set forth in the Closing Statement and Seller and Buyer shall deposit with the Title Insurance Company the documents required by this Agreement and such other instruments as are reasonably required by the Title Insurance Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.  Upon receipt of the documents and funds in accordance with the terms of this Agreement and the Closing Statement, and at such time as the Title Insurance Company has issued the Title Insurance Policy called for by the Title Insurance Commitment, without exception for Required Deletion Items, and subject only to the Permitted Encumbrances, the Title Insurance Company shall: (i) record the Deed and deliver copies to both Seller and Buyer, (ii) disburse funds to persons entitled thereto, as expressly stated in the Closing Statement, (iii)

deliver: (A) to Seller: (1) two originals of all documents deposited with the Title Insurance Company (other than the Deed and the FIRPTA Affidavit), (2) one conformed copy of each document recorded pursuant to the terms hereof, and (3) a counterpart of the Title Insurance Commitment marked to conform to the issuance to Buyer of the Title Insurance Policy; and (B) to Buyer: (1) two originals of all documents deposited into escrow (other than the Deed and the FIRPTA Affidavit), (2) the original FIRPTA Affidavit, (3) one conformed copy of each document recorded pursuant to the terms hereof, and (4) the Title Insurance Policy.

11.8         Additional Title Insurance Documents.  Buyer and Seller shall each execute and deposit in escrow with the Title Insurance Company such other instruments as are reasonably required by the Title Insurance Company or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof.

11.9         Possession.  At Closing, Seller shall deliver to Buyer actual possession of the Property, vacant and free of all leases and rights of possession, use or occupancy, excepting only the Leases.

11.10       Transfer of Licenses and Permits.   Seller shall cooperate with Buyer in Buyer’s efforts to obtain from all public authorities (a) the transfer or the reissuance, as applicable, to Buyer of all Licenses and Permits, and (b) such site plan, land use plan, land development plan approvals and other approvals, building, construction and other permits, certificates, agreements, authorizations, zoning variances and special exceptions as may be required or desired by Buyer in connection with its intended use and/or development of the Property.  Seller shall execute promptly all documents necessary or reasonably required by Buyer with respect thereto.

11.11       Tenant Notices.  At Closing, Seller shall execute and deliver to Buyer, for delivery by Buyer to each Tenant, a notice to each Tenant of the assignment of the Tenant’s lease to Buyer, in conformity with each Lease and with applicable law.  Such notices shall be substantially in the form of Exhibit “H”.

11.12       Termination/Assignment of Contracts.  All Contracts not designated by Buyer for termination, as above provided, shall be assigned to Buyer pursuant to the Assignment of Contracts, and at Closing, Seller shall notify each counterpart to each Assigned Contract of such assignment, which notices shall be substantially in the form of  “Exhibit I.”  At Closing, Seller shall provide Buyer with copies of all such termination and assignment notices.

12.           PRORATIONS, CLOSING PAYMENTS

12.1         Closing Party.  At Closing, the Parties shall pay the following closing expenses:

Expense	Paying Party

Title Insurance Commitment and Owner’s Title Insurance Policy	Buyer

Survey	Buyer

Title Insurance Company Closing and Escrow Fees	Seller

Transfer Taxes on Deed	Seller

Recording Cost for Deed and Monetary Lien Releases	Buyer

12.2         Sales Taxes.  At Closing, any and all sales taxes, duties, levies or imposts payable by reason of the sale of the Property shall be paid by Seller to the extent such taxes are then due and payable.

12.3         Installment Assessments.  If, at the time of Closing, the Property is affected by any assessment which is or may become payable in annual installments, then for the purpose of this Agreement, all the unpaid installments of any such assessment, including without limitation those which are to become due and payable after Closing, shall be deemed liens on the Property and shall be paid and discharged by Seller at or prior to Closing.

12.4         Tenant Deposits.  At the Closing, Seller shall pay to Buyer all Tenant Deposits for the Property.

12.5         Real Estate Taxes.  At Closing, all real estate taxes general assessments and municipal water and sewer rents assessed against the Property for the tax year in which Closing occurs shall be apportioned between Seller and Buyer as of the Closing Date.   Such apportionment shall be based on the respective tax years for which such taxes are assessed, and on the most recent assessment of the Property and the then applicable tax rates.  Any “roll back” taxes payable in relation to any period tax abatement or relief or preferential assessment with respect to the Property prior to the Closing Date shall be paid in full by Seller, whenever billed by the relevant taxing authority.

12.6         Utilities and Contracts.  Payments under the Contracts assumed by Buyer and charges for the supply of telephone, heat, steam, electric power, gas, lighting and any other utility service consumed at the Property for the month, or other relevant billing period, in which Closing takes place, shall be prorated between the parties as of the Closing Date.  Where possible, Seller shall obtain cutoff readings for all utilities as of the Closing Date.  To the extent they are not available, the cost of such utilities shall be apportioned between the parties on the basis of the latest actual (not estimated) bill for such service and adjusted by the parties as necessary post-Closing.  Buyer shall receive a credit for any of the foregoing items to the extent the same are accrued but unpaid as of the Closing Date (whether or not due, owing or delinquent as of the Closing Date), and Seller shall receive a credit to the extent any of the foregoing items shall have been paid prior to the Closing Date to the extent the payment thereof specifically relates to any period of time after the Closing Date.

12.7         Prorations.  (A)  Current Rents, fees and any additional charges and expenses payable under the Leases, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date), water, sewer and utility charges and amounts payable under any Contract that is assigned to Buyer at Closing, and real estate taxes payable for, or levied or assessed with respect to, the calendar year in which the Closing Date occurs, shall all be prorated as of 12:01 a.m. prevailing time on the Closing Date, on the basis of a 365-day year, with Buyer deemed the owner of the Property on the Closing Date.

(B)           Any delinquent rents or expense reimbursements under any current Lease collected by Seller or Buyer after the Closing shall be the property of Buyer.

(C)           If any of the aforesaid prorations cannot be calculated accurately on the relevant Closing Date, either party owing the other party a sum of money based on proration(s) calculated after a Closing Date shall promptly pay said sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum from the date the invoice is delivered to the date of payment, if payment is not made within thirty (30) days after delivery of a bill therefor.

12.8         Proration Backup Information.  Seller shall calculate the adjustments and prorations called for by this Article and shall deliver such calculations and all relevant back-up information to Buyer no less than five (5) Business Days prior to the Closing Date.  If all such information is not so delivered, then Buyer shall have the right, without limitation to Buyer’s other rights and remedies hereunder, to postpone the Closing until the fifth (5th) Business Day after Buyer’s receipt from Seller of all such information.

12.9         Audit Rights.  (A) Buyer or an independent auditor designated by Buyer shall have the right to inspect and audit Seller’s books and records related to the Property for calendar years 2004 through 2006.  Such rights shall be available to Buyer prior to Closing and for a period of two (2) years following Closing.  Such inspection and audit may be conducted by Buyer at any time during normal business hours upon prior written notice from Buyer to Seller and shall not result in an unreasonable disruption of the business of Seller.  If requested by Seller, the party performing such audit shall enter into a commercially reasonable confidentiality agreement regarding the disclosure of information obtained during such audit, the terms of which agreement shall permit disclosure of such information if required by law or in connection with legal process.

(B)           Buyer shall reimburse Seller for all reasonable costs incurred by Seller in participating in any such audit and in any audit or investigation of this transaction by the United States Securities and Exchange Commission.

13.    DEFAULT

13.1         Buyer’s Default.  (A) If Seller complies with all of its obligations under this Agreement, and any time after the Deposit has become non-refundable in accordance with Section 2.4 hereof, Buyer defaults in its obligation to complete Closing hereunder, then Seller shall have the right at Closing to terminate this Agreement and to be paid the Deposit as liquidated damages for such breach.  The parties have agreed that Seller’s actual damages, in the event of a failure to consummate this sale due to Buyer’s default, would be extremely difficult or impossible to determine.  After negotiation, the parties have agreed that, considering all the circumstances existing on the date of this Agreement, the amount of the Deposit is a reasonable estimate of the damages that Seller would incur in such event. Upon such termination, Seller and Buyer shall be released from all further liability and obligations hereunder, it being understood that Seller’s right to terminate this Agreement and to be paid the Deposit shall be the sole remedy available to Seller in the event of any default by Buyer hereunder, Seller hereby waiving all other rights and remedies.

(B)           If this Agreement is terminated by Seller pursuant to the foregoing provisions of Section 13.1, then any Reallocated Deposit under a terminated Other Agreement that shall have been applied to the Deposit hereunder pursuant to Section 2.4(E) of such Other Agreement (i) shall be refunded to Buyer if the aggregate Purchase Prices under and as defined in all Other Agreements under which Closing (as defined thereunder) shall have occurred, equals or exceeds the Threshold Aggregate Purchase Price, or (ii) shall be paid to Seller if the aggregate Purchase Price under and as defined in all Other Agreements under which Closing (as defined thereunder) shall have occurred is less than the Threshold Aggregate Purchase Price.

13.2         Seller’s Default.  If Buyer complies with all of its obligations under this Agreement, and if on the date of this Agreement or at the time of Closing title to the Property is not as required by this Agreement, or if, at any time, Seller fails to complete Closing or otherwise defaults in the observance or performance of any of its other material agreements or obligations hereunder, or if any of Seller’s representations and warranties hereunder is untrue or incorrect (each, a “Seller Default”), then, in any such case, Buyer shall have the right, in addition to all its other rights and remedies at law or in equity or as set forth herein, including without limitation the right of specific performance of this Agreement (in which event Buyer shall have the right to collect all attorneys fees and costs and all other costs and expenses incurred in connection with any such specific performance action), to terminate its obligations hereunder.  If Buyer so elects to terminate its obligations hereunder, then the Deposit shall be refunded promptly to Buyer, and Seller, upon demand of Buyer, shall reimburse Buyer for all costs and expenses incurred by Buyer in connection with this transaction including, without limitation, costs and expenses incurred for legal counsel, surveys, engineering tests, environmental studies, feasibility studies, due diligence, permit applications and title searches provided that Buyer delivers to Seller all reasonable supporting documentation evidencing such costs and expenses.  If the remedy of specific performance is not available, Buyer shall have the right to seek damages (including, without limitation, all attorneys fees and costs and all other costs and expenses incurred in connection with any cause of action) against Seller.  Notwithstanding anything herein to the contrary, Seller’s obligation to reimburse Buyer for, and Buyer’s right to recover, damages against Seller hereunder shall be limited to the amount of $287,020.50

14.    BROKERS

14.1         Brokers.  Seller and Buyer hereby represent and warrant to the other that they have not engaged the services of any agent, broker or similar party in connection with this transaction.  Seller and Buyer each hereby agree to indemnify one another for any claim for brokerage commissions or the like asserted by any person or entity claiming to have been engaged by the party against whom indemnity is sought.

15.    NOTICES

15.1         Notices.  Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides to the sender a delivery receipt or (d) by legible facsimile (followed by hard copy delivered in accordance with preceding subsections (a)-(c)). Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery).  Such notices shall be addressed as follows:

Seller:
c/o Capstone Properties
431 Office Park Drive
Birmingham, AL 35223
Attention: Rob Howland
Fax: 205-414-6455

With a required copy to:

Hand Arendall, L.L.C.
107 St. Francis Street
3000 AmSouth Bank Building
Mobile, AL 36602
Attention: Christopher M. Gill
Fax: 251-544-1615

Buyer:	College Park Investments, LLC
c/o GMH Communities Trust
10 Campus Boulevard
Newtown Square, PA 19073
Attention: Joseph M. Macchione
Fax: 610-359-0572

With a required copy to:

Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 Attention: Richard J. Sabat, Esquire Telephone: (215) 963-5357 Fax: (877) 432-9652

or to such other address as either party may from time to time specify in writing to the other party.

16.    MISCELLANEOUS

16.1         Entire Agreement.  This Agreement sets forth all of the agreements, representations, warranties and conditions of the parties hereto with respect to the subject matter hereof, and supersedes all prior or contemporaneous letters of intent, agreements, representations, warranties and conditions. This Agreement, together with the Exhibits,

Schedules and Rider hereto contain all representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any correspondence, memoranda or agreements between the parties are not binding on or enforceable against any party, and are superseded and replaced in total by this Agreement together with the Exhibits, Schedules and Rider attached hereto.

16.2         Amendments.  This Agreement may be amended or modified only by a written instrument signed by Buyer and Seller.

16.3         Time.  Time is of the essence in the performance of each of the parties’ respective agreements and obligations contained herein.

16.4         Attorneys’ Fees.  If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs (including costs of any trial or appeal therefrom) and reasonable attorneys’ fees and disbursements.

16.5         Assignment.  Buyer may assign to any Affiliate of Buyer all of Buyer’s rights and obligations under this Agreement without Seller’s approval; provided, however, that Buyer shall not be released or discharged from all obligations and liabilities hereunder.  Buyer shall not assign Buyer’s rights and obligations under this Agreement to any person or entity that is not an Affiliate of Buyer without Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion.

16.6         Counterparts.  This Agreement may be executed in separate counterparts, all of which taken together shall constitute one and the same instrument.

16.7         Governing Law.  This Agreement and all issues arising hereunder shall be governed by the laws of the state in which the Property is located, except that the Escrow Agreement and all issues arising thereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

16.8         Waiver of Trial by Jury.  EACH PARTY HEREBY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH, THE PROPERTY, OR ANY CLAIMS, DEFENSES, RIGHTS OF SET-OFF OR OTHER ACTIONS PERTAINING HERETO OR TO ANY OF THE FOREGOING.

16.9         No Third-Party Beneficiary.  The provisions of this Agreement are not intended to benefit any Person who is not a party to this Agreement.

16.10       Severability.  If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid,

unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

16.11       Drafts Not an Offer to Enter into a Legally Binding Contract.  The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property.  The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules and the Rider hereto, and Seller and Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules and the Rider hereto.

16.12       Consents.  Any consent, determination, election or approval required to be obtained, or permitted to be given, by or of any party hereunder, shall be granted, withheld or made (as the case may be) by such party in the exercise of such party’s sole and absolute discretion, except as otherwise set forth herein.

16.13       Survival.  Notwithstanding any presumption to the contrary, all agreements, covenants and conditions contained in this Agreement which, by their nature, impliedly or expressly involve observance or performance in any respect after the Closing, or which cannot be ascertained to have been fully observed or performed until after Closing, and all representations and warranties of Seller contained in this Agreement, shall survive Closing and shall not merge with any Closing Document or with the conveyance of the Property.

16.14       No Implied Easements.  Nothing shown on any subdivision plan now or hereafter recorded, on any plan referred to in this Agreement or in the Deed, or on any other plan, shall create or constitute an additional covenant, representation or agreement of Buyer or create a lien, easement, right of way or encumbrance with respect to the Property.

16.15       Joint Undertaking.  In addition to the obligations expressly required to be performed hereunder by Seller and Buyer, each party agrees to cooperate with the other and to perform such other acts and to execute, acknowledge and deliver, before and after the Closing, such other instruments, documents and materials as a party may reasonably request and as shall be necessary in order to effect the consummation of the transactions contemplated hereby and to vest title to the Property in Buyer or its assignees or nominees; provided that no such other instrument, document or material shall either extend or enlarge the obligations of the non-requesting party beyond the express undertakings of this Agreement or shall require or could require the non-requesting party to make any payment or expend any funds which are not expressly provided for herein.

17.    DEFINITIONS

17.1         Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below, which meanings shall be applicable equally to the singular and plural of the terms defined:

“Affiliate” shall mean with respect to any Person (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any other Person owning or controlling ten percent (10%) or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director or partner of such Person, or (iv) if such Person is an officer, director or partner, any other company for which such Person acts in any such capacity.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a federal holiday recognized by the Federal Reserve Bank of New York.

“Claim” or “Claims” shall mean any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries and damages.

“Closing Documents” shall mean all the documents to be executed and delivered by the parties at each Closing.

“Governmental Authority” shall mean any federal, state, county or municipal government, or political subdivision thereof, any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body, or any court or administrative tribunal.

“Hazardous Substance” shall mean materials, wastes or substances that are (A) included within the definition of any one or more of the terms “hazardous substances,” “hazardous materials,” “toxic substances,” “toxic pollutants” and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), and the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.) and the regulations promulgated pursuant to such laws, (B) regulated or classified as hazardous or toxic, under federal, state or local environmental laws or regulations, (C) petroleum, (D) asbestos or asbestos-containing materials, (E) polychlorinated biphenyls, (F) flammable explosives or (G) radioactive materials.

“Lease” or “Leases” shall mean all or any of the Existing Leases and New Leases, collectively.

“New Leases” shall mean those leases, license agreements and occupancy agreements with respect to the Property which are entered into after the Effective Date in accordance with the terms of this Agreement, as the same may be amended or modified from time to time in accordance with the terms of this Agreement.

“Parties” shall mean Seller and Buyer and their respective successors and assigns.

“Person” shall mean any individual, partnership, corporation, limited liability company, trust or other legal entity and any governmental authority, agency or body.

“Title Insurance Policy” shall mean a standard 1992 ALTA owner’s policy of title insurance with respect to the Property, in the form customary in the county in which the Property is located, showing title to the Property to be vested in Buyer, subject only to the Permitted Encumbrances, with affirmative insurance as to contiguity of lots and the absence of any gaps and gores (if the Property includes more than one lot), with additional coverage to the effect that no financing statements or other personal property liens or encumbrances shall have been filed or recorded against those portions of the Property that constitute personal property under applicable law, and with a coverage amount equal to the Purchase Price.

17.2         Terms Generally.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation,” “Property” includes each portion of the Property and each estate and interest therein, “Agreement” includes these presents as supplemented or amended from time to time by written agreement(s) entered into by Seller and Buyer, “Seller” includes each Seller’s successors and assigns,  “Buyer” includes Buyer’s successors and assigns and “parties” means Buyer and Seller.  Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of pronouns or nouns shall include the plural and vice versa.  The captions of the sections of this Agreement are for convenience only and have no meaning with respect to this Agreement or the rights or obligations of the parties hereto.

[Execution Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

College Park Investments, LLC, a Delaware limited liability company

By:
Name: Joseph M. Macchione
Title: Vice President

Exhibit A

[Special Warranty Deed for each property to be attached]

EXHIBIT “A”

Land

EXHIBIT “B”

Permitted Encumbrances

Exhibit B

BILL OF SALE

On               , 2006,                            (“Seller”), in consideration of Ten Dollars ($10.00) and other valuable consideration received from College Park Investments, LLC, a Delaware limited liability company (“Buyer”), receipt of which is hereby acknowledged, hereby grants, bargains, sells and delivers to Buyer, its successors and assigns, all Seller’s right, title and interest in and to Warranties, Reports and Plans, Books and Records, Licenses and Permits, Trade Name, Trademarks and the Personal Property (as those terms are defined in a certain Agreement of Sale between Seller and Buyer, dated June 12, 2006), including without limitation the personal property described in Exhibit “A” attached hereto and made a part hereof (collectively, “Property”), to have and to hold the Property unto the Buyer, its successors and assigns, forever.  Notwithstanding the foregoing, Buyer, by its acceptance of this instrument, acknowledges and agrees that any use of the Trade Name shall be made strictly in accordance with the terms and conditions of the Agreement of Sale.

Seller, for itself, its successors and assigns, hereby represents, warrants and covenants to Buyer, its successors and assigns, that Seller is the lawful owner of all the Property, that the Property is free from all pledges, security interests, mortgages, liens and encumbrances, and that Seller, its successors and assigns, shall forever warrant and defend good and clear title to the Property against all claims and demands of all persons whatsoever.

In witness whereof, Seller has executed and delivered this Bill of Sale as of the date first above written.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

EXHIBIT “A”

2

Exhibit C

ASSIGNMENT OF CONTRACTS

This Assignment of Contracts (“Assignment”) is entered into as of           , 2006 by                            , with offices at 431 Office Park Drive, Birmingham, Alabama 35223 (“Seller”), and College Park Investments, LLC, a Delaware limited liability company, with offices at 10 Campus Boulevard, Newtown Square, Pennsylvania 19073 (“Buyer”).  For valuable consideration, the parties hereto, each intending to be legally bound and to bind their respective successors and assigns, hereby covenant and agree as follows.

1.  Seller hereby assigns, transfers and sets over unto Buyer, and Buyer hereby accepts and assumes, all Seller’s rights, title and interest in and to those certain contracts, copies of which are attached hereto as Exhibit “A” and made a part hereof (“Contracts”), which Contracts pertain to certain real property located at                            , which Seller has contemporaneously herewith conveyed unto Buyer.

2.  Seller represents and warrants to Buyer that: (a) the Contracts have not been assigned previously and are not subject to any lien or encumbrance, (b) all sums required to be paid as of the date hereof under the Contracts have been paid or will be paid by Seller, and (c) to Seller’s knowledge, the copies of the Contracts which are attached hereto are true correct and complete and constitute the entire agreement between Seller and the respective contractors under the Contracts.

3.  Buyer hereby assumes and agrees to perform all agreements and obligations of Seller with respect to the Contracts arising on and after the date hereof.  Seller shall be responsible for the observance and performance of all its agreements and obligations under the Contracts arising prior to the date hereof.

4.  Seller shall defend, protect, indemnify and save harmless Buyer from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Buyer resulting from or relating to any failure by Seller to observe or perform any of its agreements or obligations under the Contracts prior to the date hereof.

5.  Buyer shall defend, protect, indemnify and save harmless Seller from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Seller resulting from or relating to any failure by Buyer to observe or perform any of its agreements or obligations under the Contracts on or after the date hereof.

6.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

[Execution pages follow.]

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first above written.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

College Park Investments, LLC, a Delaware limited liability company

By:
Name:
Title:

2

EXHIBIT “A”

3

Exhibit D

ASSIGNMENT AND ASSUMPTION OF LEASES

This Assignment and Assumption of Leases (“Assignment”) is entered into as of                , 2006, by                                 , with offices at 431 Office Park Drive, Birmingham, Alabama 35223 (“Seller”), and College Park Investments, LLC, a Delaware limited liability company, with offices at 10 Campus Boulevard, Newtown Square, Pennsylvania 19073 (“Buyer”).  For valuable consideration, the parties hereto, each intending to be legally bound and to bind their respective successors and assigns, hereby covenant and agree as follows.

1.  Seller hereby assigns, transfers and sets over unto Buyer, and Buyer hereby accepts, all Seller’s rights, title and interest in and to those certain leases, a schedule of which is attached hereto as Exhibit “A” and made a part hereof (“Leases”), which Leases pertain to various portions of that certain real property located at                               , which Seller has contemporaneously herewith conveyed unto Buyer. This Assignment includes (i) all sureties and guaranties of the leases, (ii) the right to collect from all tenants under the Leases (collectively, “Tenants”) all rents and other payments whether heretofore or hereafter payable, (iii) the right to enforce all obligations of the Tenants under the Leases and all sureties and guaranties, and (iv) all security deposits paid by the tenants under the Leases.

2.  Seller represents and warrants to Buyer that Seller is the landlord under the Leases, and the Leases, except with respect to Seller’s former financing facilities, the liens of which are being released contemporaneous herewith, have not been assigned previously and are not subject to any lien or encumbrance.

3.  Buyer hereby assumes and agrees to perform all agreements and obligations of the landlord with respect to the Leases arising on and after the date hereof.  Seller, and not Buyer, shall be responsible for the observance and performance of all agreements and obligations of the landlord with respect to the Leases arising prior to the date hereof.  Buyer, and not Seller, shall be responsible for the observance and performance of all agreements and obligations of the landlord with respect to the Leases arising on or after the date hereof.

4.  Seller shall defend, protect, indemnify and save harmless Buyer from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Buyer resulting from or relating to any failure by Seller to observe or perform any of its agreements or obligations hereunder or under the Leases prior to the date hereof.

5.  Buyer shall defend, protect, indemnify and save harmless Seller from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including, without limitation counsel fees, suffered or incurred by Seller resulting from or relating to any failure by Buyer to observe or perform any of its agreements or obligations hereunder or under the Leases on or after the date hereof.

6.  This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

2

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first above written.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

College Park Investments, LLC, a Delaware limited liability company

By:
Name:
Title:

3

EXHIBIT “A”

4

Exhibit E

GENERAL ASSIGNMENT

Effective                  , 2006,                    (“Seller”), in consideration of Ten Dollars ($10.00), and other valuable consideration, the receipt of which is hereby acknowledged, intending to be legally bound and to bind its successors and assigns, hereby sells, assigns, transfers and sets over to College Park Investments, LLC, a Delaware limited liability company (“Buyer”), its successors and assigns, all of Seller’s right, title and interest of, in and to                                                                                                                             .

Seller, for itself, its successors and assigns, hereby covenants and warrants to Buyer, its successors and assigns, that Seller is the lawful owner of all the                                                      , that the                                                   is free from all pledges, security interests and encumbrances, and that Seller, shall forever warrant and defend the good and clear title to the                                                 against all claims and demands of all persons whatsoever.

IN WITNESS WHEREOF, Seller has executed and delivered this Assignment as of the date first above written.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

Exhibit F

Internal Revenue Code

Section 1445(b)(2)

Nonforeign Affidavit

(FIRPTA)

              , 2006

For purposes of Section 1445(b)(2) of the Internal Revenue Code, as amended, the undersigned, as Senior Vice President of Capstone Development Corp., an Alabama corporation, which is a general partner of                                  (“Transferor”), hereby certifies, under penalty of perjury, to College Park Investments, LLC, a Delaware limited liability company, that (i) Transferor’s United States taxpayer identification number is 63-1057148, (ii) Transferor’s address is 431 Office Park Drive, Birmingham, Alabama 35223, and (iii) Transferor is not a “foreign person”, within the meaning of said Section 1445(b)(2), as amended.  Transferor understands that this Affidavit may be disclosed to the Internal Revenue Service, and that any false statement made herein could be punished by fine, imprisonment or both.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

Sworn to and subscribed

before me this         day

of                ,       .

Notary Public
My Commission Expires:

Exhibit G

DESIGNATION AGREEMENT

THIS DESIGNATION AGREEMENT (the “Agreement”) is entered into as of                      , 2006, by and between                               (“Seller”), College Park Investments, LLC, a Delaware limited liability company (“Buyer”) and Commonwealth Land Title Insurance Company (“Title Insurance Company”).

1.  RECITALS

a.   Pursuant to that certain Agreement of Sale, dated June 12, 2006 (“Agreement”), Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller (“Transaction”), that certain property located at                                        (“Property”).

b.   Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

c.   Pursuant to Section 2.2(b)(i) of the Agreement, an escrow has been opened with Title Insurance Company [Escrow No.                            ] through which the Transaction will be or is being accomplished.  Title Insurance Company is either (i) person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).

d.   Seller, Buyer and Title Insurance Company desire to designate Title Insurance Company as the “Reporting Person” (as defined in the Reporting Requirements) with respect to the Transaction.

2.     AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer and Title Insurance Company agree as follows:

a.   Title Insurance Company is hereby designated as the Reporting Person for the Transaction.  Title Insurance Company shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

b.   Seller and Buyer shall furnish to Title Insurance Company, in a timely manner, any information requested by Title Insurance Company, and necessary, for Title Insurance Company, to perform its duties as Reporting Person for the transaction.

c.   Seller hereby certifies to Title Insurance Company, under penalties of perjury, that Seller’s correct taxpayer identification number is                       .

d.    The correct names and addresses of the parties hereto are as set forth above.

e.   Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which the date of closing of the Transaction occurs.

f.   This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

g.   This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

College Park Investments, LLC, a Delaware limited liability company

By:
Name:
Title:

Commonwealth Land Title Insurance Company

By:
Name:
Title:

2

Exhibit H

[Affiliate of Capstone Properties]

431 Office Park Drive

Birmingham, Alabama 35223

                   , 2006

Re:                               Lease, dated                  , between                                        and                     (“Lease”)

Dear Sirs/Madams:

We have sold the property, of which your leased premises are a part, and have assigned your Lease to College Park Investments, LLC.

From and after the date of this notice, all rent payments should be made to the order of                                       and transmitted to:

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

College Park Investments, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit I

[Affiliate of Capstone Properties]

431 Office Park Drive

Birmingham, Alabama 35223

            , 2006

Re:                                         , dated                  , between                     and                      (“Contract”)

Dear Sirs/Madams:

We have sold the property, to which your Contract applies, and have assigned your Contract to                                                .

[Affiliate of Capstone Properties]

By:

By:
Name: Rob Howland
Title: Senior Vice President

College Park Investments, LLC, a Delaware limited liability company

By:
Name:
Title:

Schedule 1.1.8

Trademark

Schedule 4.2

Seller Deliverables

1.                                       Bankruptcy/Default/Workout History – A detailed narrative of any bankruptcy filings, foreclosure proceedings or significant loan modifications involving Seller.  If no such events have occurred, please provide a statement to that effect.

2.                                       Financial Information – Current, audited (if available) financial statements for Seller.

3.                                       Property Level Information – Originals or legible copies of the following property level information:

a.                                       A title report for each parcel comprising the Property issued by a national title insurance company, together with complete legible copies of all documents reference therein.

b.                                      ALTA as-built surveys and legal descriptions of each parcel comprising the Property in insurable form.

c.                                       Real estate tax bills for each parcel comprising the Property for the three most recently ended tax years and, the extent available, for the current tax year.  Also, the most recent tax assessment for each parcel comprising the Property, any current or threatened betterment assessments, and complete files on any pending tax appeal proceedings.

d.                                      A detailed listing of all capital expenditures on the Property made during the last three years.

e.                                       All existing and proposed leases, lease proposals and standard lease forms.

f.                                         All service contracts, management agreements, leasing agreements, reciprocal easement and/or operating agreements, common area maintenance agreements, option agreements, land purchase agreements and other agreements relating to the Property, including all amendments thereto.

g.                                      Any environmental, asbestos, lead paint, engineering and other physical reports of the Property in Seller’s possession or obtainable by Seller.

h.                                      Any appraisals of the Property completed within the past three years.

i.                                          Operating statements for the Property for the two most recently ended calendar years, and operating statements for the Property through the most recently ended calendar month of the current calendar year.  Audited financial statements for the Property (if available) for the three most recently ended calendar years.

j.                                          Rent-rolls for the Property for the past three months, identifying any rental concessions currently in effect.

k.                                       A schedule of all licenses, permits (including grading, building and other permits for any work currently in progress), certificates of occupancy, etc. for the Property currently in effect together with copies thereof and of all amendments thereto.

l.                                          Zoning compliance letters of governmental authorities and/or similar evidence that the Property is in compliance with zoning, subdivision and other land use requirements.

m.                                    Utility bills for the Property for the past twenty-four months, which will be made available on site.

n.                                      An inventory of all personal property at the Property.

o.                                      Complete files and details on any pending or threatened litigation at or affecting the Property.

p.                                      The current year’s operating, leasing and capital budget for the Property and a proposed operating, leasing and capital budget for the first 12 months after closing.

q.                                      As-built plans and specifications for the Property together with a full set of soil reports.

r.                                         An incident report for the Property for the past twenty-four months.

s.                                       A list of names of all architects and engineers and all major subcontractors, materialmen and suppliers used in construction and development of the Property, to the best of Seller’s capability.

t.                                         Loss runs for any and all insurance claims for the history of the Property.

2

Schedule 4.3(B)

Other Agreements

Property	Seller	Purchase Price	Deposit

Capstone Commons Apartments 2501 Abbott Road East Lansing, MI 48823-1415	University Commons-East Lansing, Ltd.	$22,700,000.00	$459,514.17

University Commons Athens 1000 Lakeside Drive Athens, GA 30605	Capstone Commons-Athens, Ltd	$17,950,000.00	$363,360.32

University Commons Baton Rouge 4600 Burbank Drive Baton Rouge, LA 70820	University Commons-Baton Rouge, Ltd.	$18,950,000.00	$383,603.24

University Commons Bloomington 1150 Clarizz Boulevard Bloomington, IN 47401	University Commons-Bloomington, IN., Ltd.	$28,450,000.00	$575,910.93

University Commons College Station – Phase I 950 Colgate Drive College Station, TX 77840	University Commons-College Station, Ltd.	$17,700,000.00	$358,299.60

University Commons College Station – Phase II 950 Colgate Drive College Station, TX 77840	University Commons-College Station Phase II, Ltd.	$6,350,000.00	$128,542.51

University Commons Columbia 800 Alexander Road Cayce, SC 29033	University Commons-Columbia, S.C., L.P.	$19,450,000.00	$393,724.70

University Commons Eugene 90 Commons Drive Eugene, OR 97401	University Commons-Eugene, OR., Ltd.	$22,450,000.00	$454,453.44

University Commons Lexington 845 Red Mile Road Lexington, KY 40504	University Commons-Lexington, KY., Ltd.	$21,450,000.00	$434,210.53

University Commons Oxford 5262 Brown Road Oxford, OH 45056	University Commons-Ohio, Ltd.	$20,500,000.00	$414,979.76

University Commons Starkville 1000 Campus View Drive Starkville, MS 39759	University Commons-Starkville, Ltd.	$10,399,900.00	$210,524.29

University Commons Tuscaloosa 301 Helen Keller Blvd. Tuscaloosa, AL 35404	University Commons-Tuscaloosa, Ltd.	$19,700,100.00	$398,787.44

Property	Seller	Purchase Price	Deposit

University Commons Urbana 1321 Lincoln Ave. Urbana, IL 61801	University Commons-Urbana, IL., Ltd.	$20,950,000.00	$424,089.05
		$247,000,000.00	$5,000,000.00

2

Schedule 5.1.2

Existing Litigation

NONE

Schedule 5.1.10

Employees

RIDER I

DEPOSIT AND ESCROW AGREEMENT

Commonwealth Land Title Insurance Company (“Escrowee”) hereby agrees to hold in escrow pursuant to this Deposit and Escrow Agreement, the aggregate amount of Five Million Dollars ($5,000,000) (“Aggregate Deposit”) to be deposited by College Park Investments, LLC (“Buyer”) pursuant to thirteen (13) Agreements of Sale, dated June 12, 2006, (collectively, the “Agreements”, and each an “Agreement”), between Buyer and University Commons-East Lansing, Ltd., Capstone Commons-Athens, Ltd., University Commons-Baton Rouge, Ltd., University Commons-Bloomington, IN., Ltd., University Commons-College Station, Ltd., University Commons-College Station Phase II, Ltd., University Commons-Columbia, S.C., L.P., University Commons-Eugene, OR., Ltd., University Commons-Lexington, KY., Ltd., University Commons-Ohio, Ltd., University Commons-Starkville, Ltd., University Commons-Tuscaloosa, Ltd., University Commons-Urbana, IL., Ltd. (collectively, “Sellers”, and each a “Seller”), respectively, the provisions of which (including, without limitation, the defined terms) are hereby incorporated herein by reference.  Escrowee shall, immediately upon receipt of the Aggregate Deposit, deposit same in an interest bearing, money market type escrow account with a federally insured bank or savings and loan association in Pennsylvania.  The Aggregate Deposit has been allocated by Buyer and Sellers to each of the Agreements as shown in Exhibit “A” hereto, each such allocated amount constituting the Deposit under, and as defined in, each Agreement.  Escrowee shall pay each Deposit to each Seller, on account of the Purchase Price under each Agreement, at Closing under each Agreement, or if Closing does not take place under any Agreement, distribute the Deposit in accordance with the terms of such Agreement.  In the event Buyer terminates all Agreements during the Due Diligence Period as Due Diligence Terminations, then Escrowee shall pay each Seller the amount of “Seller’s Share of Deposit” in the amount shown on Exhibit “A” hereto, and all interest accrued thereon, and shall pay Buyer “Buyer’s Share of Deposit” in the amount shown on “Exhibit “A” hereto.

Seller and Buyer agree that Escrowee is an escrow holder only and is merely responsible for the safekeeping of the Aggregate Deposit and interest.  Escrowee is not authorized, and shall not be required, to determine questions of fact or law.  If Escrowee shall receive notice of a dispute as to the disposition of any Deposit, then Escrowee shall not distribute such Deposit or interest except in accordance with written instructions signed by both Buyer and Seller.  Pending resolution of any such dispute, Escrowee may at its own election, and Escrowee shall at the direction of any Seller or Buyer, pay the relevant Deposit and interest into court.  If Escrowee pays any Deposit and interest into court, it shall be discharged from all further obligations hereunder with respect to that Deposit.

This Escrow Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.  This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

Each Seller represents that its Federal Tax Payer Identification Number is as stated in Exhibit “B” hereto.  Buyer represents that its Federal Employer Identification Number is                     .

Escrowee agrees to hold the Closing Documents in escrow, to conduct Closing and to distribute such documents as provided in the Agreement.

IN WITNESS WHEREOF, Buyer, Sellers and Escrowee, for valuable consideration, each intending to be legally bound and to bind its respective heirs, administrators, executors, personal representatives, successors and assigns, have caused this Deposit and Escrow Agreement to be executed and delivered as of June 12, 2006.

BUYER:

College Park Investments, LLC, a Delaware limited liability company

By:
Name:
Title:

ESCROWEE:

Commonwealth Land Title Insurance Company

By:
Name:
Title:

SELLER:

Capstone Commons-Athens, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Baton Rouge, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Bloomington, IN., Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-College Station, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-College Station Phase II, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons, Columbia, S.C., L.P., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-East Lansing, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Eugene, OR., Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Lexington, KY., Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Ohio, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Starkville, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Tuscaloosa, Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

University Commons-Urbana, IL., Ltd., an Alabama limited partnership

By:	Capstone Development Corp., an Alabama corporation, its sole general partner

By:
Name: Rob Howland
Title: Senior Vice President

Exhibit “A”

Property	Seller	Deposit	Seller’s Portion of Deposit	Buyer’s Portion of Deposit

Capstone Commons Apartments 2501 Abbott Road East Lansing, MI 48823-1415	University Commons-East Lansing, Ltd.	$459,514.17	$22,975.71	$436,538.46

University Commons Athens 1000 Lakeside Drive Athens, GA 30605	Capstone Commons-Athens, Ltd	$363,360.32	$18,168.01	$345,192.31

University Commons Baton Rouge 4600 Burbank Drive Baton Rouge, LA 70820	University Commons-Baton Rouge, Ltd.	$383,603.24	$19,180.16	$364,423.08

University Commons Bloomington 1150 Clarizz Boulevard Bloomington, IN 47401	University Commons-Bloomington, IN., Ltd.	$575,910.93	$28,795.55	$547,115.38

University Commons College Station – Phase I 950 Colgate Drive College Station, TX 77840	University Commons-College Station, Ltd.	$358,299.60	$17,914.98	$340,384.62

University Commons College Station – Phase II 950 Colgate Drive College Station, TX 77840	University Commons-College Station Phase II, Ltd.	$128,542.51	$6,427.12	$122,115.39

University Commons Columbia 800 Alexander Road Cayce, SC 29033	University Commons-Columbia, S.C., L.P.	$393,724.70	$19,686.23	$374,038.47

University Commons Eugene 90 Commons Drive Eugene, OR 97401	University Commons-Eugene, OR., Ltd.	$454,453.44	$22,722.67	$431,730.77

University Commons Lexington 845 Red Mile Road Lexington, KY 40504	University Commons-Lexington, KY., Ltd.	$434,210.53	$21,710.53	$412,500.00

University Commons Oxford 5262 Brown Road Oxford, OH 45056	University Commons-Ohio, Ltd.	$414,979.76	$20,748.99	$394,230.77

University Commons Starkville 1000 Campus View Drive Starkville, MS 39759	University Commons-Starkville, Ltd.	$210,524.29	$10,526.22	$199,998.07

University Commons Tuscaloosa 301 Helen Keller Blvd. Tuscaloosa, AL 35404	University Commons-Tuscaloosa, Ltd.	$398,787.44	$19,939.38	$378,848.06

University Commons Urbana 1321 Lincoln Ave. Urbana, IL 61801	University Commons-Urbana, IL., Ltd.	$424,089.05	$21,204.45	$402,884.60
		$5,000,000.00	$250,000.00	4,750,000.00

Exhibit “B”

Partnership Tax Payer ID Numbers:

SCHEDULE I

The individual purchase prices and deposits with respect to each of the properties is provided in Schedule 4.3(b) to this form Agreement of Sale.

The responsibilities regarding the payment of closing expenses for each of the properties vary with respect to the individual Agreement of Sale for each such property, based upon the customs of the state in which the property is located.

The form of deed and closing documents attached as exhibits to this form Agreement of Sale vary with respect to the state in which each of the properties is located.

Seller’s right to receive damages, as set forth in Section 12 of this form Agreement of Sale, differ with respect to each separate Agreement of Sale in proportion to the purchase price for each individual property.

Each individual Agreement of Sale contains certain immaterial modifications from those set forth in this form Agreement of Sale, which modifications are based on varying state law regarding warranties and mechanics liens.

The Agreement of Sale relating to the property located in Starkville, Mississippi provides for a drainage easement and an access easement granting the seller an access right to the property the seller is retaining and the right to drain into one of the water-retention basins located on the property to be conveyed to the buyer.  The seller also has agreed to share in the cost of maintaining the access routes and the retention basin. This Agreement of Sale also contains a representation from the seller that the property the seller is retaining has been legally subdivided form the property the seller is conveying to the buyer.

The Agreement of Sale relating to the property located in Tuscaloosa, Alabama provides for a drainage easement and an access easement granting the seller an access right to the property the seller is retaining and the right to drain into one of the water-retention basins located on the property to be conveyed to the buyer.  In addition, this agreement contains a provision granting an easement to the seller to utilize a parking area located on the property to be conveyed to the buyer.  The seller has agrees to share in the cost of maintaining the access routes, parking area and retention basin.  This Agreement of Sale also contains a representation from the seller that the property the seller is retaining has been legally subdivided from the property the seller is conveying to the buyer.